UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)      December 19, 2006

Cephalon, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

(610) 344-0200
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On December 19, 2006, Cephalon, Inc. (“Cephalon” or the “Company”) amended (the “Amendment”) its Convertible Note Hedge Confirmation dated as of June 2, 2005 and previously amended on June 28, 2005 (the “Note Hedge”) with Deutsche Bank AG (“DB”), and its Warrant Confirmation dated as of June 2, 2005 and previously amended June 28, 2005, with DB (the “Warrants”).  The effect of the Amendment was to terminate the portion of the Note Hedge related to the $100 million aggregate principal amount of Cephalon 2% convertible senior subordinated notes due June 1, 2015 (the “2015 Notes”) that the Company agreed to exchange (as described in Items 3.02 and 8.01 below) and to consent to DB’s assignment to a third party of Warrants representing the right to purchase 2,141,330 shares of Cephalon common stock. In settlement of the Note Hedge, the Company received from DB approximately 1.2 million shares of Cephalon common stock.

The foregoing is a summary of the material terms of the Amendment and does not purport to be complete.

There are no material relationships between DB and Cephalon or any of Cephalon’s affiliates, directors or officers (or any associate of any such director or officer), other than by virtue of the Amendment, the Note Hedge and the Warrants.

Item 3.02               Unregistered Sales of Equity Securities

On December 19, 2006, a holder of 2015 Notes approached the Company, and the Company agreed to exchange $100 million aggregate principal amount of 2015 Notes for a cash payment totaling $73.7 million and the issuance of approximately 1.3 million shares of Cephalon common stock.

The exchange was made in reliance on the exemption from the registration requirements of the Securities Act of 1933 afforded by Section 3(a)(9) thereof.  Based on interpretations of the staff of the Division of Corporation Finance of the Securities and Exchange Commission, the Company believes that the shares of common stock issued by it in this transaction may be offered for resale, resold or otherwise transferred by the holder without compliance with the registration requirements of the Securities Act of 1933.

Item 8.01               Other Information

As described above, on December 19, 2006, the Company exchanged $100 million aggregate principal amount of 2015 Notes held by a holder for a cash payment totaling $73.7 million and the issuance of 89,419 shares of the Company’s common stock, net of shares received as a result of the concurrent termination of the portion of the Note Hedge described in Item 1.01 above.   The Warrants related to the $100 million aggregate principal amount of 2015 Notes described in Item 3.02 above remain outstanding.  The total number of Warrants related to the 2015 Notes remains at 19,700,214 shares of the Company’s common stock at a strike price of $67.92.

The Company will recognize debt exchange expense of $15.2 million (pre-tax) in its fourth quarter 2006 financial results relating to the exchange described above in accordance with Statement of Financial Accounting Standard No. 84, “Induced Conversion of Convertible Debt.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: December 19, 2006	By:	/s/ J. Kevin Buchi
J. Kevin Buchi
Executive Vice President & Chief Financial Officer